UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2014

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 307-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously disclosed, Endeavour International Corporation (the “Company”) has been engaged in discussions with certain holders of its debt regarding a restructuring of the Company’s capital structure. In connection with these discussions, the Company provided the financial forecasts (collectively, the “projections”) and other information included in Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 hereto to certain debt holders in September 2014. Such information filed herewith has not been updated to give effect to the previously announced refinancing of certain of the Company’s indebtedness on September 30, 2014. The Company and these debt holders are parties to nondisclosure agreements and the disclosure herein is being made in accordance with the terms of such nondisclosure agreements. The projections and other information are included herein only because they were provided to such debt holders. The projections were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The projections were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. The projections reflect numerous assumptions made by management of the Company with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and the differences may be material, including due to the occurrence of unforeseen events occurring subsequent to the preparation of the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. We reference, for example (as disclosed in the Company’s September 15, 2014 press release), that following the delivery of the projections, unplanned downtime at the Company’s Rochelle field resulted in the Company revising downward its third quarter 2014 guidance. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company or its subsidiaries compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included herein may constitute “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date hereof. Please refer to the Company’s Annual Report on Form 10-K for year ended December 31, 2013, filed with the SEC on March 17, 2014, Form 10-K/A filed on March 21, 2014 and other filings for a discussion of material risk factors. The Company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Release of Private Information – Presentation

99.2	Release of Private Information – Revolving Loan Facility Agreement, dated as of January 23, 2008, for Endeavour International Holding B.V. with Endeavour Energy Luxembourg S.à.r.l. (together with related side letters)

99.3	Release of Private Information – Addendum to the Revolving Loan Facility Agreement, dated as of January 23, 2008, between Endeavour International Holding B.V. and Endeavour Energy Luxembourg S.à.r.l. (together with related side letter)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

October 3, 2014	By:	/s/ Catherine L. Stubbs
	Name:	Catherine L. Stubbs
	Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Release of Private Information – Presentation

99.2	Release of Private Information – Revolving Loan Facility Agreement, dated as of January 23, 2008, for Endeavour International Holding B.V. with Endeavour Energy Luxembourg S.à.r.l. (together with related side letters)

99.3	Release of Private Information – Addendum to the Revolving Loan Facility Agreement, dated as of January 23, 2008, between Endeavour International Holding B.V. and Endeavour Energy Luxembourg S.à.r.l. (together with related side letter)